SCHEDULE 14A INFORMATION
                  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

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Check the appropriate box:
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     14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                               Aegis Realty, Inc.
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                 Name of Registrant as Specified in its Charter

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     Name of Person(s) Filing Proxy Statement if other than the Registrant

Payment of Filing Fee (Check Appropriate Box):

[X]  No fee required
[ ]  Fee computed on table below per exchange Act Rules 14a-6 (i) (1) and 0-11.

 (1) Title of each class of securities to which transaction applies:
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 (3) Per unit price or other underlying value of transaction computed pursuant
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[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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

                               AEGIS REALTY, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                       on

                                  June 18, 1998

                                  -------------

                                                                     May 6, 1998

To the Stockholders of Aegis Realty, Inc.:

        NOTICE IS HEREBY GIVEN THAT the 1998 Annual Meeting of Aegis Realty, Inc. will be held Thursday, June 18, 1998 at 10:00 A.M. (local time), at the American Stock Exchange, 86 Trinity Place, New York, New York for the following purposes:

     (1) The election of two (2) Directors for a term of three years to expire in 2001.

     (2) The transaction of such other business as may properly come before the meeting or any adjournment thereof.

        The Board of Directors recommends a vote "FOR" each of the listed nominees. The accompanying proxy statement contains additional information and should be carefully reviewed by Stockholders.

        The Board of Directors has fixed the close of business on April 1, 1998 as the record date for the determination of Stockholders entitled to notice of and to vote at the meeting and any adjournment thereof.

                                              By Order of the Board of Directors

                                              /s/ J. Michael Fried
                                              --------------------
                                                  J. Michael Fried
                                                  Chairman of the Board and
                                                  Chief Executive Officer

IT IS MOST IMPORTANT THAT YOU COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED STAMPED, SELF-ADDRESSED PROXY CARD.

YOUR FAILURE TO PROMPTLY RETURN THE PROXY INCREASES THE OPERATING COSTS OF YOUR INVESTMENT.

YOU ARE CORDIALLY INVITED TO PERSONALLY ATTEND THE MEETING, BUT YOU SHOULD RETURN THE PROXY CARD WHETHER OR NOT YOU ATTEND THE MEETING.

                               AEGIS REALTY, INC.
                               625 MADISON AVENUE
                            NEW YORK, NEW YORK, 10022

                                 ---------------
                                 PROXY STATEMENT
                                 ---------------

                         ANNUAL MEETING OF STOCKHOLDERS

                                  INTRODUCTION

      The accompanying form of proxy is solicited on behalf of the Board of Directors of Aegis Realty, Inc. ("Aegis") for use at the Annual Meeting of Stockholders of Aegis (the "Meeting") to be held Thursday, June 18, 1998 at 10:00 A.M. (local time), at the American Stock Exchange, 86 Trinity Place, New York, New York and at any adjournments thereof. Aegis has first mailed these proxy materials to holders (the "Stockholders") of shares (the "Shares") of common stock, $.01 par value of Aegis (the "Common Stock") on or about May 6, 1998. Aegis' executive offices are located at 625 Madison Avenue, New York, New York 10022 (telephone: (212) 588-1765). Aegis is the sole general partner and majority owner of Aegis Realty Operating Partnership, LP, a Delaware Limited Partnership (the "Operating Partnership") through which Aegis conducts substantially all of its business. Stockholders of record at the close of business on April 1, 1998 (the "Record Date") will be entitled to vote at the Meeting or any adjournments thereof.

        Shares represented by properly executed proxy cards received by Aegis at or prior to the Meeting will be voted according to the instructions indicated on the proxy card. Unless contrary instructions are given, the persons named on the proxy card intend to vote the Shares so represented FOR the election of each of the two nominees for re-election as Directors. Each proxy granted is revocable and may be revoked at any time prior to its exercise by giving written notice to Aegis of its revocation by submission of a duly executed proxy bearing a later date or by the vote of Shareholder cast in person at the Meeting.

        The Board of Directors recommends a vote "FOR" each of the listed nominees.

        As of April 1, 1998 approximately 8,097,563 Shares of Aegis were outstanding, with each Share entitled to one vote on all matters that may come before the Meeting.

                              ELECTION OF DIRECTORS

        At the Meeting, two Directors are to be elected for three-year terms expiring in 2001. All of the nominees are currently Directors of Aegis. Directors are elected by a majority of the votes cast (assuming the presence of a quorum consisting of a majority of the Stockholders whether present in person or by proxy).

        Unless Stockholders otherwise specify, the Shares represented by the proxies will be voted "FOR" the indicated nominees for election as Directors. If for any reason any of the nominees become unavailable for election, the proxies solicited will be voted for such nominees as are selected by the Board. The Board has no reason to believe that any of the nominees will be unable or unwilling to continue to serve as a Director if elected. However, in the event that any nominee should be unable or for good cause unwilling to serve, the Shares represented by proxies received will be voted for another nominee selected by the Board. The Board of Directors recommends a vote FOR each of the listed nominees.

        The following table sets forth information with respect to each nominee nominated to serve as a Director for a term to expire in 2001.

Name of Director/
Nominee for Election   Age         Principal Occupation

Peter T. Allen         52          Mr. Allen is President of Peter Allen &
                                   Associates, Inc., a real estate development and management firm, in which capacity he has been responsible for the leasing, refinancing and development of major commercial properties. Mr. Allen has also been an Adjunct Professor of the Graduate School of
                                   Business at the University of Michigan since
                                   1981. Mr. Allen received a Bachelor of Arts
                                   Degree in history/economics from DePauw
                                   University and a Masters Degree in Business
                                   Administration with Distinction from the
                                   University of Michigan. Mr. Allen has been an Independent Director since 1997 and is a member of the Audit and Compensation
                                   Committees. Mr. Allen also serves on the Board of Trustees of Charter Municipal
                                   Mortgage Acceptance Company ("CharterMac") and American Mortgage Investors Trust
                                   ("AMIT"), which companies are also advised by affiliates of Related Capital Company
                                   ("Related"), the real estate finance
                                   affiliate of The Related Companies, L.P.

Arthur P. Fisch        56          Mr. Fisch is attorney in private practice
                                   specializing in real property and securities law since October 1987, with Arthur P. Fisch,
                                   P.C. and Fisch & Kaufman. From 1975-1987, Mr.
                                   Fisch was employed by E.F. Hutton & Company, serving as First Vice President in the Direct
                                   Investment Department from 1981-1987 and associate general counsel from 1975-1980 in the legal department. As First Vice
                                   President, he was responsible for the
                                   syndication and acquisition of residential real estate. Mr. Fisch received a B.B.A. from Bernard Baruch College of the City University of New York and a Juris Doctor degree from New York Law School. Mr. Fisch is admitted to practice law in New York and Pennsylvania.
                                   Mr. Fisch has been an Independent Director since 1997 and is a member of the Audit and Compensation Committees. Mr. Fisch also serves on the Board of Trustees of CharterMac and AMIT.

Directors and Officers

        The Board of Directors directs the management of the business and affairs of Aegis but retains Related Aegis LP (the "Advisor"), to manage Aegis' day-to-day affairs. The Board of Directors delegates to the Advisor responsibilities with respect to, among other things, overseeing the portfolio of assets of Aegis and the acquisition or disposition of investments. During 1997, the Board of Directors held two meetings.

The Directors and Executive Officers of Aegis are as follows:


                                                           Year First Became
Name               Age         Offices Held                Director/Officer
----               ---         ------------                ----------------
J. Michael Fried    53    Director, Chairman of the Board
                          and Chief Executive Officer         1997

Peter T. Allen      52    Director                            1997

Arthur P. Fisch     56    Director                            1997

Stuart J. Boesky    41    Director, President and
                          Chief Operating Officer             1997

Alan P. Hirmes      43    Director, Senior Vice President,
                          Chief Financial Officer and
                          Assistant Secretary                 1997

Bruce H. Brown      44    Senior Vice President               1997

Mark J. Schlacter   47    Senior Vice President               1997

Paul R. Rutledge    44    Senior Vice President               1997

Denise L. Kiley     38    Vice President                      1997

Marc D. Schnitzer   36    Vice President                      1997

Richard A. Palermo  37    Vice President, Treasurer, Controller
                          and Chief Accounting Officer        1997

Lynn A. McMahon     42    Secretary                           1997


Biographical information with respect to Messrs. Fisch and Allen is set forth above.

J. MICHAEL FRIED, age 53, is Director, Chairman of the Board and Chief Executive Officer of Aegis, is Chairman of the Board and a Director of the sole general partner of the Advisor and is the sole shareholder of one of the general partners of Related. In that capacity, he is generally responsible for all syndication, finance, acquisition and investor reporting activities of Related and its affiliates. Mr. Fried practiced corporate law in New York City with the law firm of Proskauer Rose Goetz & Mendelsohn from 1974 until he joined Related in 1979. Mr. Fried graduated from Brooklyn Law School with a Juris Doctor degree, magna cum laude; from Long Island University Graduate School with a Master of Science degree in Psychology; and from Michigan State University with a Bachelor of Arts degree in History. Mr. Fried also serves as Chairman of the Board of Trustees of AMIT and CharterMac.

STUART J. BOESKY, age 41, is Director, President and Chief Operating Officer of Aegis and is President and Chief Operating Officer of the sole general partner of the Advisor. Mr. Boesky practiced real estate and tax law in New York City with the law firm of Shipley & Rothstein from 1984 until February 1986 when he joined Related. From 1983 to 1984, Mr. Boesky practiced law with the Boston law firm of Kaye, Fialkow, Richmond & Rothstein (which subsequently merged with Strook & Strook & Lavan) and from 1978 to 1980 was a consultant specializing in real estate at the accounting firm of Laventhol & Horwath.

Mr. Boesky is the sole shareholder of one of the general partners of Related. Mr. Boesky graduated from Michigan State University with a Bachelor of Arts degree and from Wayne State School of Law with a Juris Doctor degree. He then received a Master of Laws degree in Taxation from Boston University School of Law. Mr. Boesky is a member of the Audit Committee. Mr. Boesky also serves on the Board of Trustees of CharterMac.

ALAN P. HIRMES, age 43, is Director, Senior Vice President, Chief Financial Officer and Assistant Secretary of Aegis and is a Senior Vice President and Chief Financial Officer of the sole general partner of the Advisor. Mr. Hirmes has been a Certified Public Accountant in New York since 1978. Prior to joining Related in October 1983, Mr. Hirmes was employed by Weiner & Co., certified public accountants. Mr. Hirmes is also the sole shareholder of one of the general partners of Related. Mr. Hirmes graduated from Hofstra University with a Bachelor of Arts degree. Mr. Hirmes also serves on the Board of Trustees of CharterMac.

BRUCE H. BROWN, age 44, is a Senior Vice President of Aegis and is a Senior Vice President of the sole general partner of the Advisor and Related and is a director of Related's Portfolio Management Group. He is responsible for overseeing the administration of the firm's public registered debt and equity affiliates encompassing the monitoring of the performance of each entity and each investment. He is also responsible for Related's loan servicing activities with respect to the firm's $600 million portfolio of tax exempt first mortgage bonds and FNMA/GNMA insured and co-insured loan portfolio. Prior to joining Related in 1987, Mr. Brown was a real estate lending officer at the United States Trust Company of New York and previously held management positions in the hotel and resort industry with Helmsley-Spear and Westin Hotels. Mr. Brown graduated from Colgate University with a Bachelor of Arts degree.

MARK J. SCHLACTER, age 47, is a Senior Vice President of Aegis and is a Senior Vice President of the sole general partner of the Advisor. Mr. Schlacter is a Vice President of Mortgage Acquisitions of Related, and has been with Related since June 1989. Prior to joining Related, Mr. Schlacter garnered 16 years of direct real estate experience covering retail and residential construction, single and multifamily mortgage origination and servicing, commercial mortgage origination and servicing, property acquisition and financing, and mortgage lending program underwriting and development. He was a Vice President with Bankers Trust Company from 1986 to June 1989, and held prior positions with Citibank, Anchor Savings Bank and the Pyramid Companies covering the 1972-1986 period. Mr. Schlacter holds a Bachelor of Arts degree in Political Science from Pennsylvania State University and periodically teaches multifamily underwriting at the New York University School of Continuing Education, Real Estate Institute.

PAUL R. RUTLEDGE, age 44, is a Senior Vice President of Aegis and is a Senior Vice President of the sole general partner of the Advisor. Mr. Rutledge has been associated with Related since 1986, where he has been responsible for the acquisition of $80 million worth of shopping centers. Mr. Rutledge is also the sole stockholder of the general partner of RCC Property Advisors, a retail real estate management company that manages each of the properties in Aegis' portfolio. Mr. Rutledge has been in the shopping center industry since 1976, where his responsibilities have included the management and operation of regional shopping centers, specialty centers, and strip retail centers. From 1984-1986 Mr. Rutledge worked with Centrum Development as a Director of Leasing and held prior positions with the Edward J. DeBartolo Corporation and A. E. LePage. Mr. Rutledge received his BA from the University of South Florida. He is currently a Certified Leasing Specialist and a Certified Shopping Center Manager as designated by the International Council of Shopping Centers.

DENISE L. KILEY, age 38, is a Vice President of Aegis and is a Vice President of the sole general partner of the Advisor and is also a Managing Director of Related, responsible for overseeing the investment underwriting and approval of all real estate properties invested in Related sponsored corporate, public and private equity and debt funds. Prior to joining Related in 1990, Ms. Kiley had experience acquiring, financing and managing the assets of multifamily residential properties. From 1981 through 1985 she was an auditor with a national accounting firm. Ms. Kiley holds a Bachelor of Science degree in Accounting from Boston College and is a Member of the Affordable Housing Roundtable.

MARC D. SCHNITZER, age 36, is a Vice President of Aegis and is a Vice President of the sole general partner of the Advisor. Mr. Schnitzer is a Managing Director of Related and Director of Related's Tax Credit Acquisitions Group. Mr. Schnitzer received a Master of Business Administration degree from The Wharton School of The University of Pennsylvania in December 1987, and joined Related in January, 1988. From 1983 to 1986, Mr. Schnitzer was a Financial Analyst in the Fixed Income Research Department of The First Boston Corporation in New York. Mr. Schnitzer received a Bachelor of Science degree, summa cum laude, in Business Administration from the School of Management at Boston University.

RICHARD A. PALERMO, age 37, is a Vice President, the Treasurer and the Controller of Aegis and is a Vice President, the Treasurer and the Controller of the sole general partner of the Advisor. Mr. Palermo has been a Certified Public Accountant in New York since 1985. Prior to joining Related in September 1993, Mr. Palermo was employed by Sterling Grace Capital Management from October 1990 to September 1993, Integrated Resources, Inc. from October 1988 to October 1990 and E.F. Hutton & Company, Inc. from June 1986 to October 1988. From October 1982 to June 1986, Mr. Palermo was employed by Marks Shron & Company and Mann Judd Landau, certified public accountants. Mr. Palermo graduated from Adelphi University with a Bachelor of Business Administration degree.

LYNN A. McMAHON, age 42, is the Secretary of Aegis and is the Secretary of the sole general partner of the Advisor. She has served since 1983 as assistant to
J. Michael Fried. From 1978 to 1983, she was employed at Sony Corporation of America in the Government Relations Department.

Committees of the Board of Directors

The Board of Directors has standing Audit and Compensation Committees. The Audit Committee's duties include the review and oversight of all transactions with affiliates of Aegis, the periodic review of Aegis' financial statements and meetings with Aegis' independent auditors. The Audit Committee is comprised of Messrs. Allen, Fisch and Boesky and did not hold any meetings during Aegis' fiscal year ended December 31, 1997.

The Compensation Committee's duties include the determination of compensation of Aegis' executive officers and the administration of Aegis' Incentive Share Option Plan. The Compensation Committee is comprised of Messrs. Allen and Fisch and did not hold any meetings during Aegis' fiscal year ended December 31, 1997. The Compensation Committee must have at least two members, each of which must be Independent Directors.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Aegis' officers and directors, and persons who own more than ten percent of a registered class of Aegis' equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "Commission"). These persons are required by regulation of the Commission to furnish Aegis with copies of all Section 16(a) forms they file.

        Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, Aegis believes that during the fiscal year ended December 31, 1997, Aegis' officers, directors and greater than ten percent beneficial owners complied with all applicable Section 16(a) filing requirements.

The Advisor

        The directors and executive officers of Related Aegis, Inc. ("Related Aegis"), the sole general partner of the Advisor, are set forth below. These officers of the general partner of the Advisor may also provide services to Aegis on behalf of the Advisor.

Related Aegis, Inc.

                                                            Year First Became
Name               Age            Offices Held               Director/Officer
----               ---            ------------               ----------------

J. Michael Fried    53    Director, Chairman of the Board and
                          Chief Executive Officer                   1997

Stuart J. Boesky    41    President and Chief Operating Officer     1997

Alan P. Hirmes      43    Senior Vice President and
                          Chief Financial Officer                   1997

Stephen M. Ross     57    Director                                  1997

Bruce H. Brown      44    Senior Vice President                     1997

Mark J. Schlacter   47    Senior Vice President                     1997

Paul R. Rutledge    44    Senior Vice President                     1997

Denise L. Kiley     38    Vice President                            1997

Marc D. Schnitzer   36    Vice President                            1997

Richard A. Palermo  37    Vice President, Treasurer, Controller
                          and Chief Accounting Officer              1997

Lynn A. McMahon     42    Secretary                                 1997

        Biographical information with respect to Messrs. Fried, Boesky, Hirmes, Brown, Schlacter, Rutledge, Schnitzer and Palermo and Ms. Kiley and McMahon is set forth above.

STEPHEN M. ROSS, age 57, is a Director of the Advisor. Mr. Ross is also President, Director and shareholder of The Related Realty Group, Inc., the general partner of The Related Companies, L.P. He graduated from the University of Michigan School of Business Administration with a Bachelor of Science degree and from Wayne State University School of Law with a Juris Doctor degree. Mr. Ross then received a Master of Laws degree in taxation from New York University School of Law. He joined the accounting firm of Coopers & Lybrand in Detroit as a tax specialist and later moved to New York, where he worked for two large Wall Street investment banking firms in their real estate and corporate finance departments. Mr. Ross formed the predecessor of The Related Company, L.P. in 1972 to develop, manage, finance and acquire real estate.

Executive Compensation

        Aegis has ten executive officers and five Directors (two of whom are Independent Directors). Aegis does not pay or accrue any fees, salaries or other forms of compensation to its officers or Directors, other than independent directors. Independent Directors receive compensation for serving as Directors at the rate of $15,000 per year payable $5,000 in cash (or at such Director's option, Shares of Common Stock) and Shares having an aggregate value of $10,000, based on the fair market value at the date of issuance, in addition to an expense reimbursement for attending Meetings of the Board of Directors. Certain directors and officers of the sole general partner of the Advisor and certain officers of Aegis receive compensation from the Advisor and its affiliates for services performed for various affiliated entities, which may include services performed for Aegis. Such compensation may be based in part on the performance of Aegis; however, the Advisor believes that any compensation attributable to services performed for Aegis is immaterial.

Security Ownership of Certain Beneficial Owners and Management

        As of April 1, 1998, no person was known by Aegis to be the beneficial owner of more than five percent of the outstanding Shares of Common Stock.

        As of April 1, 1998, the directors and officers of the sole general partner of the Advisor in the aggregate owned 100% of the shares of common stock of the sole general partner of the Advisor.

        As of April 1, 1998, Directors and officers of Aegis and directors and officers of the sole general partner of the Advisor own directly or beneficially Shares of Common Stock as follows:

                                              Amount and Nature of
Name                  Title                   Beneficial Ownership       Percent of Class
----                  -----                   --------------------       ----------------
Stephen M. Ross   Director of Related Aegis         111,736 Shares(1)         1.38%
Alan P. Hirmes    Director, Senior VP, CFO           17,966 Shares(2)           *
                  and Assistant Secretary of Aegis
                  SVP and CFO of Related Aegis
J. Michael Fried  Director, Chairman of the Board    42,659 Shares(3)(4)        *
                  and CEO of Aegis and Director,
                  CEO and Chairman of the Board
                  of Related Aegis
Stuart J. Boesky  Director, President, and COO of    30,616 Shares(4)(5)        *
                  Aegis and President and COO of
                  Related Aegis
Peter T. Allen    Director of Aegis                       0 Shares             --
Arthur P. Fisch   Director of Aegis                       0 Shares             --
Paul R. Rutledge  Senior VP of Aegis and SVP of       1,765 Shares              *
                  Related Aegis
Bruce H. Brown    Senior VP of Aegis and SVP of           0 Shares              *
                  Related Aegis
Mark J. Schlacter Senior VP of Aegis and SVP of           0 Shares             --
                  Related Aegis

All Officers and Directors of Aegis and Related     189,542 Shares(4)(6)      2.34%
Aegis as a group (13 persons)

* Less than 1% of the Common Stock issued by Aegis.

(1) Includes 32,177 units of limited partnership interest ("OP Units) of the Operating Partnership which are convertible to Shares of Common Stock on a one to one basis commencing on October 1, 1998.

(2) Includes 2,833 OP Units, which are convertible to Shares of Common Stock on a one to one basis commencing on October 1, 1998.

(3) Includes 8,993 OP Units, which are convertible to Shares of Common Stock on a one to one basis commencing on October 1, 1998.

(4) 15,200 shares are owned by BF Security Partners, of which Messrs. Fried and Boesky are each 50% equity owners.

(5) Includes 2,833 OP Units, which are convertible to Shares of Common Stock on a one to one basis commencing on October 1, 1998.

(6) Includes 46,836 OP Units, which are convertible to Shares of Common Stock on a one to one basis commencing on October 1, 1998.

Certain Relationships and Related Transactions

        Aegis has and will continue to have certain relationships with the Advisor and its affiliates. However, there have been no direct financial transactions between Aegis and its Directors and officers or the directors and officers of the sole General Partner of the Advisor.

        Aegis and the Operating Partnership entered into an Advisory Agreement pursuant to which the Advisor is obligated to use its best efforts to seek out and present to Aegis, whether through its own efforts or those of third parties retained by it, suitable and a sufficient number of investment opportunities which are consistent with the investment policies and objectives of Aegis and consistent with such investment programs as the Directors may adopt from time to time in conformity with Aegis' Articles of Amendment and Restatement (the "Articles").

        Although the Directors have continuing exclusive authority over the management of Aegis, the conduct of its affairs and the management and disposition of Aegis' assets, the Directors have initially delegated to the Advisor, subject to the supervision and review of the Board of Directors and consistent with the provisions of the Articles, the power and duty to: (i) manage the day-to-day operations of Aegis; (ii) acquire, retain or sell Aegis' assets; (iii) seek out, present and recommend investment opportunities consistent with Aegis' investment policies and objectives, and negotiate on behalf of Aegis with respect to potential investments or the disposition thereof; (iv) when appropriate, cause an affiliate to serve as the mortgagee of record for mortgage investments of Aegis and in that capacity hold escrows on behalf of mortgagors in connection with the servicing of mortgages; (v) obtain for Aegis such services as may be required in acquiring and disposing of investments, disbursing and collecting the funds of Aegis, paying the debts and fulfilling the obligations of Aegis, and handling, prosecuting and settling any claims of Aegis, including foreclosing and otherwise enforcing mortgages and other liens securing investments; (vi) obtain for Aegis such services as may be required for property management, mortgage brokerage and servicing, and other activities relating to the investment portfolio of Aegis; (vii) evaluate, structure and negotiate prepayments or sales of Aegis' mortgage investments and mortgage securities; (viii) monitor operations and expenses of Aegis; and (ix) from time to time, or as requested by the Directors, make reports to Aegis as to its performance of the foregoing services.

        The original term of the Advisory Agreement will terminate on October 1, 2001, the fourth anniversary of its effective date. Thereafter, the Advisory Agreement may be renewed annually by Aegis, subject to an evaluation of the performance of the Advisor by the Board of Directors. The Advisory Agreement may be terminated (i) without Cause by the Advisor or (ii) for Cause by a majority of the Independent Directors, each without penalty, and each upon 60 days' prior written notice to the non-terminating party.

        The Advisory Agreement cannot be terminated by Aegis prior to October 1, 2001, other than for Cause. "Cause" is defined as gross negligence or misconduct of the Advisor. Aegis cannot dissolve and liquidate prior to such anniversary date except upon a recommendation of the Advisor and the vote of a majority in interest ("Majority Vote") of the Stockholders. After October 1, 2001, the vote of the holders of 66-2/3% of Aegis' then outstanding Shares is required to approve a dissolution and liquidation of Aegis that is not recommended by the Advisor and the Majority Vote of Stockholders is required to approve a liquidation of Aegis recommended by the Advisor. If for any reason, whether prior to or after October 1, 2001, the Advisory Agreement is terminated in accordance with its terms, Aegis may dissolve and liquidate upon the Majority Vote of Stockholders.

        Pursuant to the terms of the Advisory Agreement, the Advisor is entitled to receive the fees and other compensation set forth below:

        Fee/Compensation*                      Amount
        -----------------                      ------

        Acquisition Fee                        3.75% of the acquisition
                                               price of each property acquired
                                               by Aegis, the Operating
                                               Partnership and their respective
                                               subsidiaries.

        Mortgage Selection Fee                 3.0 % of the principal amount of
                                               each mortgage loan originated or
                                               acquired by Aegis, the Operating
                                               Partnership and their respective
                                               subsidiaries.

        Mortgage Placement Fee                 .75% of the principal amount of
                                               each mortgage loan originated or
                                               acquired by Aegis, the Operating
                                               Partnership and their respective
                                               subsidiaries (payable by the
                                               borrower, and not Aegis).

        Asset Management Fee/ Special
        Distribution                           0.375% per annum of
                                               total invested assets of Aegis,
                                               the Operating Partnership and
                                               their respective subsidiaries.

        Operating Expense Reimbursement        For direct expenses incurred by

                                               the Advisor in an amount not to
                                               exceed $200,000 per annum
                                               (subject to increase based on
                                               increases in Aegis', the
                                               Operating Partnership's and their
                                               respective subsidiaries' assets
                                               and to annual increases based
                                               upon increases in the Consumer
                                               Price Index).

        Incentive Share Options                The Advisor may receive options
                                               to acquire additional Shares
                                               pursuant to Aegis' Incentive
                                               Share Option Plan only if Aegis'
                                               distributions in any year exceed
                                               $0.9869 per Share (i.e., the 1996
                                               pro forma distributions set forth
                                               Aegis' Solicitation Statement
                                               dated as of June 15, 1997), and
                                               the Compensation Committee of the
                                               Board of Directors determines to
                                               grant such options.

        Liquidation Fee                        1.50% of the gross sales price of
                                               the assets sold by the Aegis in
                                               connection with a liquidation of
                                               the Aegis' assets supervised by
                                               the Advisor.

----------------
* The Advisor is also permitted to earn miscellaneous compensation which may include, without limitation, construction fees, escrow interest, property management fees, leasing commissions and insurance brokerage fees. The payment of any such compensation is generally limited to the competitive rate for the services being performed.

        The Advisor may engage in other business activities related to real estate, mortgage investments or other investments whether similar or dissimilar to those made by Aegis, or act as manager to any other person or entity having investment policies whether similar or dissimilar to those of Aegis. Before the Advisor, the officers and directors of the Advisor and all persons controlled by the Advisor and its officers and directors may take advantage of an opportunity for their own account or present or recommend it to others, they are obligated to present such investment opportunity to Aegis if
(i) such opportunity is of a character which could be taken by Aegis, (ii) such opportunity is compatible with Aegis' investment objectives and policies and
(iii) Aegis has the financial resources to take advantage of such opportunity.

        The Articles and the Advisory Agreement provide that Aegis shall indemnify the Advisor and its affiliates under certain circumstances.

        The Advisor is entitled to subcontract its obligations under the Advisory Agreement to an affiliate. In accordance with the foregoing, the Advisor has assigned its rights and obligations to Related.

        All of Aegis' sixteen properties are managed by RCC Property Advisors, Inc. (the "Property Manager"), an affiliate of the Advisor. The Property Manager receives standard leasing commissions for space leased to new tenants and lease renewals.

                         INDEPENDENT PUBLIC ACCOUNTANTS

        Deloitte & Touche LLP has been and is presently the independent auditors for Aegis. Representatives of Deloitte & Touche LLP are expected to be present at the Meeting and to be available to respond to appropriate questions from Stockholders.

                            EXPENSES OF SOLICITATION

        The cost of soliciting proxies will be borne by Aegis. Brokers and nominees should forward soliciting materials to the beneficial owners of the Shares held of record by such person, and Aegis will reimburse them for their reasonable forwarding expenses. In addition to the use of the mails, proxies may be solicited by directors, officers and regular employees of Aegis and the Advisor by personal interview or telephone.

                                VOTING PROCEDURES

        Boston Equiserve, LP (the "Inspector") has been appointed the inspector of elections. The Inspector will count all votes cast, in person or by submission of a properly executed proxy, received at or prior to the Meeting. Abstentions and "broker non-votes" (nominees holding Shares for beneficial owners who have not voted on a specific matter) will be treated as present for purposes of determining whether a quorum is present at the Meeting. However, abstentions and broker non-votes will have no effect on the vote because the vote required is a plurality of the votes actually cast (assuming the presence of a quorum).

                              STOCKHOLDER PROPOSALS

        Any proposal by a Stockholder of Aegis intended to be presented at the 1999 Annual Meeting of Stockholders must be received by Aegis at its principal executive office not later than January 6, 1999 for inclusion in Aegis' proxy statement and form of proxy relating to that meeting. Any such proposal must also comply with other requirements of the proxy solicitation rules of the Securities and Exchange Commission.

                           ANNUAL REPORT ON FORM 10-K

        UPON WRITTEN REQUEST BY ANY STOCKHOLDER ENTITLED TO VOTE AT THE MEETING, AEGIS WILL FURNISH THAT PERSON WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1997 WHICH IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO. Requests should be addressed to Shannon Lizee at Aegis Realty, Inc. 625 Madison Avenue, New York, New York 10022-1801.

                                 OTHER BUSINESS

        The Board of Directors does not know of any other matters to be brought before the Meeting except those set forth in the notice thereof. If other business is properly presented for consideration at the Meeting, it is intended that the proxies will be voted by the persons named therein in accordance with their judgment on such matters.

        It is important that your Shares be represented at the Meeting. If you are unable to be present in person, please complete, date, sign and return the enclosed stamped, self-addressed proxy-card. Your failure to do so will increase the costs of operating Aegis and decrease the return on your investment.

                                         By Order of the Board of Directors

                                         /s/ J. Michael Fried
                                         --------------------

May 6, 1998                               J. Michael Fried
                                          Chairman of the Board and
                                          Chief Executive Officer

                                  [Aegis Logo]

                                      Proxy

                               AEGIS REALTY, INC.

                               625 Madison Avenue
                            New York, New York 10022

                       SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS

The undersigned hereby appoints Stuart J. Boesky, J. Michael Fried and Alan P. Hirmes, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all shares of common stock of Aegis Realty, Inc. ("Aegis") held of record by the undersigned on April 1, 1998 at the Annual Meeting of Stockholders to be held on June 18, 1998 and any adjournments thereof.

        THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED, IF NO DIRECTION IS GIVEN WITH RESPECT TO A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED FOR SUCH PROPOSAL.

        PLEASE MARK, DATE, SIGN, AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

[SEE REVERSE SIDE]                                            [SEE REVERSE SIDE]

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

Dear Shareholder:

Please take note of the important information enclosed with this Proxy. There are a number of issues related to the operation of Aegis that require your immediate attention.

Your vote counts, and you are strongly encouraged to exercised your right to vote your shares.

Please mark the boxes on the proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy in the enclosed postage paid envelope.

Thank you in advance for your prompt consideration of these matters.


Sincerely,

Aegis Realty, Inc.


--------------------------------------------------------------------------------

                                   DETACH HERE

[X] Please mark votes as in this example.


1.  Election of Directors.
    Nominees: Arthur P. Fisch and Peter T. Allen

           FOR      WITHELD
           [ ]        [ ]

[ ]________________________________________
    For both nominees except as noted above

2. In their discretion, the proxies are authorized to vote upon any other business that may properly come before the meeting.


                                             MARK HERE FOR ADDRESS CHANGE
                                              AND NOTE AT LEFT[ ]

                                             Please sign exactly as name appears
                                             hereon. Joint owners should each
                                             sign. Executors, administrators,
                                             trustees, guardians or other
                                             fiduciaries should give full title
                                             as such. If signing for a
                                             corporation, please sign in full
                                             corporate name by a duly authorized
                                             officer.

Signature:___________________________ Date:______________

Signature:___________________________ Date:_______________